                                                                  EXHIBIT 10(EE)

________________________________________________________________________________
________________________________________________________________________________



                               CREDIT AGREEMENT

                                  dated as of

                                April 30, 2001

                                by and between

                               LTX CORPORATION,

                                 as Borrower,

                                      and

                        CITIZENS BANK OF MASSACHUSETTS,

                                   as Lender

________________________________________________________________________________
________________________________________________________________________________

                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT dated as of April 30, 2001 (this "Agreement") is by
                                                             ---------
and between LTX CORPORATION., a Massachusetts corporation (together with its successors and assigns, the "Borrower"), and CITIZENS BANK OF MASSACHUSETTS
                             --------
(together with its successors and assigns, the "Lender")
                                                ------

     The parties hereto agree as follows:

                                   ARTICLE 1

                                  Definitions

     1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "Adjusted Base Rate" means, for any day, a rate per annum equal to the
      ------------------
greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Adjusted
                                     ----
Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for
      ------------------
any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Affiliate" means, with respect to a specified Person, another Person that
      ---------
Controls or is Controlled by or is under common Control with the Person specified.

     "Availability" means, in U. S. Dollars determined as of the date of
      ------------
Availability Certificate most recently delivered to the Lender, 80% of the aggregate principal amount of Eligible Marketable Securities.

     "Availability Certificate" means the Availability Certificate delivered by
      ------------------------
the Borrower to the Lender pursuant to Section 5.1(d) in substantially the form of attached hereto as Exhibit F.
                      ---------

     "Base Rate" when used in reference to any Loan or Borrowing, refers to
      ---------
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Base Rate.

     "Borrowing" means Loans of the same Type, made, converted or continued on
      ---------
the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

     "Borrowing Request" means a request by the Borrower for a Borrowing in
      -----------------
accordance with Section 2.3.

     "Business Day" means any day that is not a Saturday, Sunday or other day on
      ------------
which commercial banks in Boston, Massachusetts are authorized or required by law to remain closed;

provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for
 ------------
dealings in U.S. dollar deposits in the London interbank market.

     "Change in Law" means (a) the adoption of any law, rule or regulation after
      -------------
the Closing Date, (b) any change after the Closing Date in any law, rule or regulation or in the interpretation or application thereof by any governmental authority or (c) compliance by the Lender with any request, guideline or directive (whether or not having the force of law), other than a request or directive to comply with any law, rule or regulation in effect on the Closing Date, of any governmental authority made or issued after the Closing Date.

     "Closing Date" means the date during which the conditions set forth in
      ------------
Section 4.1 shall have been satisfied or waived.

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Collateral" means, the cash and financial assets (as defined in Article 8
      ----------
of the Uniform Commercial Code in effect in the State of New York) held by the Borrower in the Custodial Account and any additional collateral granted by the Borrower to the Lender to secure the payment and performance of all obligations of the Borrower hereunder.

     "Collateral Documents" means the Investment Property Security Agreement,
      --------------------
the Control Agreement and all other instruments or documents delivered by the Borrower pursuant to this Agreement or any of the other Loan Documents in order to guaranty the obligations of the Borrower hereunder and/or to grant to the Lender a Lien on any real, personal or mixed property as security for any of the obligations of the Borrower hereunder.

     "Control" means the possession, directly or indirectly, of the power to
      -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
------------       ----------

     "Control Agreement" means the Special Custody and Control Agreement dated
      -----------------
as of the date hereof among the Borrower, Citibank, N.A., Merganser and the Lender, in the form attached hereto as Exhibit B, as such agreement may be
                                       ---------
modified, supplemented and amended from time to time.

     "Custodial Account" means the account entitled "LTX Corporation", account
      -----------------
number 360065 maintained by the Borrower with Citibank, N.A., as custodian.

     "Default" means any event or condition which constitutes an Event of
      -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Eligible Market Securities" means the following financial assets to the
      --------------------------
extent on deposit in the Custodial Account as reported to the Lender in the Availability Certificate most recently delivered by the Borrower and in which the Lender has a fully perfected first priority security interest securing the obligations of the Borrower under this Agreement:

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

     (b) investments in money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

     (c) investments in money market mutual funds that are rated AAA by Standard & Poor's Rating Service; and

     (d) investments in corporate debt obligations or asset-backed securities, in each case, rated at least either BBB- by Standard & Poor's or Baa3 by Moody's Investors Service.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
that, together with the Borrower, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code. Notwithstanding the foregoing, for purposes of any liability related to a Multiemployer Plan under Title IV of ERISA, the term "ERISA Affiliate" means any trade or business that, together with the Borrower, is treated as a single employer within the meaning of Section 4001(b) of ERISA.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043
      -----------
of ERISA or the regulations issued thereunder with respect to any Pension Plan,
(b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan, or (f) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar" when used in reference to any Loan or Borrowing, refers to
      ----------
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" has the meaning assigned to such term in Section 6.1.
      ----------------

     "Excluded Taxes" means, with respect to the Lender or any other recipient
      --------------
of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, net worth or franchise taxes imposed on (or measured by) its net income or net worth by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable lending office is located or in which it is taxable solely on account of some connection other than the execution, delivery or performance of this Agreement or the receipt of income hereunder, and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

     "Federal Funds Effective Rate" means, for any day, the weighted average
      ----------------------------
(rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

     "Foreign Exchange Documents" means any and all foreign exchange contracts
      --------------------------
and agreements between the Borrower and the Lender, in each case in form and substance satisfactory to the Lender and the Borrower.

     "Foreign Exchange Exposure" means, on any date of determination thereof, an
      -------------------------
amount (in United States dollars calculated on the basis of the applicable currency exchange rates in effect on such date) equal to the net exposure of the Borrower in respect of all Foreign Exchange Obligations as of such date computed as if all underlying Foreign Exchange Documents were terminated or declared to be in default as of such date (after giving effect to all applicable netting provisions).

     "Foreign Exchange Obligations" means all obligations of the Borrower
      ----------------------------
pursuant to and under any and all Foreign Exchange Documents as of any date of computation as if such Foreign Exchange Documents were to be terminated or declared to be in default on such date (after giving effect to any netting provisions).

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America.

     "Hedging Agreement" means any interest rate protection agreement, foreign
      -----------------
currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Indebtedness" means, for any Person, without duplication: (a) obligations
      ------------
created, issued or incurred by such Person for borrowed money (whether by loan, advance, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred and paid, in the ordinary course of business; (c) capital lease obligations of such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; and (f) Indebtedness of others guaranteed by such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Intercreditor Agreement" means the Intercreditor Agreement dated as of the
      -----------------------
date hereof among the Borrower, the Lender and SVB, as such agreement may be modified, supplemented and amended from time to time in the form attached hereto as Exhibit D.
   ---------

     "Interest Election Request" means a request by the Borrower to convert or
      -------------------------
continue a Borrowing in accordance with Section 2.3.

     "Interest Payment Date" means (a) with respect to any Base Rate Loan, the
      ---------------------
last day of each month and (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each Business Day prior to the last day of the Interest Period for such Eurodollar Loan had successive three-month Interest Periods been applicable to such Eurodollar Loan.

     "Interest Period" means with respect to any Eurodollar Borrowing, the
      ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing,

          (x) if any Interest Period for any Revolving Credit Borrowing would otherwise end after the Revolving Credit Maturity Date, such Interest Period shall end on the Revolving Credit Maturity Date, and

          (y) notwithstanding the foregoing clause (x), no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a Eurodollar Loan for such period.

     "Investment Property Security Agreement" means the Investment Property
      --------------------------------------
Security Agreement dated as of the date hereof between the Borrower and the
         ---------
Lender in the form attached hereto as Exhibit C, as such agreement may be
                                      ---------
modified, supplemented and amended from time to time.

     "LC Disbursement" means a payment made by the Lender pursuant to a Letter
      ---------------
of Credit.

     "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
      -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate
                                                         ----
amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.

     "Letter of Credit" means any standby letter of credit issued for the
      ----------------
account of the Borrower or its Subsidiaries pursuant to this Agreement.

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
      ---------
Interest Period, the rate appearing on Dow Jones Markets Page 3750 (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for
                      ---------
such Interest Period shall be the average of the rates at which U.S. dollar deposits of $5,000,000, and for a maturity comparable to such Interest Period, are offered by four major banks in the London interbank market as selected by the Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust,
      ----
lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing), other than an operating lease, relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" means this Agreement, the Revolving Credit Note, the
      --------------
Collateral Documents, the Intercreditor Agreement, any Foreign Exchange Documents and any other instruments or documents delivered or to be delivered from time to time pursuant to this Agreement, as the same may be supplemented and amended from time to time in accordance with their respective terms.

     "Loans" means the Revolving Credit Loans.
      -----

     "Material Adverse Effect" means a material adverse effect on (a) the
      -----------------------
business, assets or financial condition of the Borrower, (b) the ability of the Borrower to pay or perform any of its obligations under this Agreement or the other Loan Documents or (c) the rights of or benefits available to the Lender under this Agreement and the other Loan Documents.

     "Merganser" means Merganser Capital Management, L.P.
      ---------

     "Multiemployer Plan" means a multiemployer plan as defined in Section
      ------------------
4001(a)(3) of ERISA.

     "Pension Plan" means any Plan that is a defined benefit pension plan
      ------------
subject to the provisions of Title IV of ERISA or Section 412 of the Code or
Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Person" means any natural person, corporation, limited liability company,
      ------
trust, joint venture, association, company, partnership, governmental authority or other entity.

     "Plan" means any employee benefit plan within the meaning of Section 3(3)
      ----
of ERISA in which the Borrower or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA, including, but not limited to, any Pension Plan or Multiemployer Plan.

     "Post-Default Rate" means, for Base Rate Loans, a rate per annum equal to
      -----------------
the Adjusted Base Rate plus 1.00%, and, for Eurodollar Loans, a rate per annum
                       ----
equal to the Adjusted LIBO Rate plus 2.40%.
                                ----

     "Prime Rate" means the rate of interest per annum publicly announced from
      ----------
time to time by Citizens Bank of Massachusetts, as its prime rate in effect at its principal office in Boston, Massachusetts; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Quarterly Dates" means the last Business Day of each fiscal quarter of the
      ---------------
Borrower, the first of which shall be the first such day after the Closing Date.

     "Reimbursement Obligation" has the meaning assigned to such term in Section
      ------------------------
2.4(d).

     "Related Parties" means, with respect to any specified Person, such
      ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Revolving Credit Availability Period" means the period from and including
      ------------------------------------
the Closing Date to but excluding the earlier of (a) the Revolving Credit Maturity Date and (b) the date of termination of the Revolving Credit Commitments.

     "Revolving Credit Commitment" means the commitment of the Lender to make
      ---------------------------
Revolving Credit Loans and to issue and maintain Letters of Credit hereunder, as such commitment may be reduced from time to time pursuant to Sections 2.6 and
2.9. The initial maximum amount of the Lender's Revolving Credit Commitment is $30,000,000.

     "Revolving Credit Exposure" means, at any time, the sum of (a) the
      -------------------------
outstanding principal amount of Revolving Credit Loans at such time plus (b) the
                                                                    ----
LC Exposure at such time.

     "Revolving Credit Loan" means a Loan made pursuant to Section 2.1(a) that
      ---------------------
utilizes the Revolving Credit Commitment.

     "Revolving Credit Maturity Date" means April 27, 2003.
      ------------------------------

     "Revolving Credit Note" means the promissory note, substantially in the
      ---------------------
form of Exhibit A annexed hereto, issued by the Borrower in favor of the Lender.
        ---------

     "Special Counsel" means Palmer & Dodge LLP, in its capacity as special
      ---------------
counsel to the Lender in respect of the credit facilities contemplated hereby.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the
      ----------------------
numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any
    -----
marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System to which the Lender is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors of the Federal Reserve System). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subsidiary" means, with respect to any Person (the "parent") at any date,
      ----------                                          ------
any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. References herein to "Subsidiaries" shall, unless
                                                   ------------
the context requires otherwise, be deemed to be references to Subsidiaries of the Borrower.

     "SVB" means Silicon Valley Bank.
      ---

     "SVB Credit Agreement" means (i) the Loan and Security Agreement dated as
      --------------------
of October 1, 1999, (2) the Export-Import Bank Loan and Security Agreement dated as of October 1, 1999, and (3) the Non-Recourse Receivables Purchase Agreement dated as of April 28, 1999, in each case between the Borrower and SVB.

     "Taxes" means any and all present or future taxes, levies, imposts, duties,
      -----
deductions, charges or withholdings imposed by any governmental authority, including, without limitation, stamp or documentary taxes or other excise or property taxes, charges or levies.

     "Transactions" means the various transactions occurring on the Closing
      ------------
Date, including with respect to the Borrower, the execution, delivery and performance by the Borrower of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, all to the extent the Borrower is a party to such documents or transactions.

     "Type" when used in reference to any Loan or Borrowing, refers to whether
      ----
the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Adjusted Base Rate.

     "UCC" means the Uniform Commercial Code (or any similar or equivalent
      ---
legislation) as in effect in any applicable jurisdiction.

     "U.S. Dollars" or "$" refers to lawful money of the United States of
      ------------      -
America.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result
      --------------------
of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     1.3 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Lender that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies the Borrower that the Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith.

                                   ARTICLE 2

                                  The Credits

     2.1  Revolving Credit Commitments.

          (a)  Revolving Loans.  Subject to the terms and conditions set forth
               ---------------
herein, the Lender agrees to make Revolving Credit Loans denominated in U.S. Dollars to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in the Revolving Credit Exposure exceeding the lesser of (i) the Revolving Credit Commitment minus the Foreign Exchange Exposure at such time or (ii) the
           -----
Availability minus the Foreign Exchange Exposure at such time.  Within the
             -----
foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans.

          (b)  Foreign Exchange Obligations. Subject to the terms and conditions
               ----------------------------
set forth herein and in the Foreign Exchange Documents, the Lender agrees to arrange for the Borrower to enter into Foreign Exchange Obligations; provided that after giving effect to any such arrangement (i) the aggregate amount of the the Borrower's Foreign Exchange Obligations shall not exceed $750,000 and (ii) the Revolving Credit Exposure shall not exceed the lesser of (A) the Revolving Credit Commitment minus the Foreign Exchange Exposure at such time or (B) the
                  -----
Availability minus the Foreign Exchange Exposure at such time.  If the Foreign
             -----
Exchange Exposure shall be greater than $750,000 at any time, the Borrower shall immediately deposit with the Lender an amount in cash equal to such excess Foreign Exchange Exposure as of such date; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind. Such deposit shall be held by the Lender as collateral for the Foreign Exchange Exposure until the Foreign Exchange Exposure shall no longer exceed $750,000.

     2.2  Loans and Borrowings.

          (a) Subject to Section 2.12, each Borrowing shall be comprised entirely of a Base Rate Loan or a Eurodollar Loan as the Borrower may request in accordance herewith.

          (b) At the commencement of each Interest Period for a Eurodollar Borrowing, such Borrowing shall be in an aggregate amount at least equal to $500,000 or any greater multiple of $100,000. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is at least equal to $250,000 or any greater multiple of $50,000; provided that (i) a Base Rate Borrowing of Revolving Credit Loans may be in an aggregate amount that is equal to the entire unused balance of the Revolving Credit Commitment, and
(ii) a Revolving Credit Base Rate Borrowing may be in an amount that is required to finance the reimbursement of an LC Disbursement. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Eurodollar Borrowings outstanding.

     2.3  Requests for Borrowings; Conversion of Borrowings.

          (a) To request a Revolving Credit Borrowing, the Borrower shall notify the Lender of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., Boston, Massachusetts time, three Business Days before the date of the proposed Borrowing or (ii) in the case of a Base Rate Borrowing not later than 1:00 p.m., Boston, Massachusetts time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written Borrowing Request in a form approved by the Lender and signed by the Borrower.

          (b) Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2 (i) the aggregate amount of such Borrowing; (ii) the effective date of such Borrowing, which shall be a Business Day; (iii) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.5.

          (c) If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.3. The Borrower may elect different options for continuations and conversions with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lender holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (e) If the Borrower desires to convert any Borrowing to a different Type or to continue such Borrowing for an additional Interest Period, the Borrower shall notify the Lender of such election by telephone by the time that a Borrowing Request would be required under this Section 2.3 if the Borrower were requesting a new Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written Borrowing Request in a form approved by the Lender and signed by the Borrower.

          (f) If the Borrower fails to deliver a timely Borrowing Request with respect to an outstanding Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such

Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Lender, at the request of the Required Lender, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

     2.4  Letters of Credit.

          (a) General.  Subject to the terms and conditions set forth herein, in
              -------
addition to the Revolving Credit Loans provided for in Section 2.1(a), the Borrower may request that the Lender issue Letters of Credit for the Borrower's own account at any time and from time to time during the Revolving Credit Availability Period.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain
              ----------------------------------------------------------
Conditions. To request the issuance of a Letter of Credit (or the amendment,
----------
renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telephonic facsimile (fax) to the Lender (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a letter of credit application on the Lender's standard form. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $2,500,000 and (ii) the Revolving Credit Exposure shall not exceed the lesser of (a) the Revolving Credit Commitment minus the Foreign Exchange Exposure at such time or (b) the
                  -----
Availability minus the Foreign Exchange Exposure at such time.
             -----

          (c) Expiration Date.  Each Letter of Credit shall expire (without
              ---------------
giving effect to any extension thereof by reason of an interruption of business) at or prior to the close of business on the earlier of (i) the date 365 days after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, 365 days or such shorter period, as applicable, after such renewal or extension) provided that any such Letter of Credit may provide for automatic extensions thereof to a date not later than 365 days beyond its current expiration date, and (ii) the Revolving Credit Maturity Date. No Letter of Credit may be extended beyond the Revolving Credit Maturity Date.

          (d) Reimbursement.  If the Lender shall make any LC Disbursement in
              -------------
respect of a Letter of Credit, the Borrower shall reimburse (each, a "Reimbursement Obligation") the Lender in respect of such LC Disbursement by
-------------------------
paying to the Lender an amount equal to such LC Disbursement not later than (i) 1:00 p.m., Boston, Massachusetts time, on the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 11:00 a.m., Boston, Massachusetts time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with a Revolving Credit Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Base Rate Borrowing.

          (e) Obligations Absolute.  The Borrower's obligation to reimburse LC
              --------------------
Disbursements as provided in paragraph (e) of this Section 2.4 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Lender to the beneficiary under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit and (iv) any other event or circumstance whatsoever (other than gross negligence or willful misconduct of the Lender), whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

          (f) Interim Interest.  If the Lender shall make any LC Disbursement in
              ----------------
respect of any Letter of Credit, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Revolving Credit Base Rate Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to this Section 2.4, then interest calculated in accordance with Section 2.11(c) shall accrue on the unpaid amount thereof.

     2.5 Funding of Borrowings. Upon receipt of a Borrowing Request, the Lender will make the Loans specified in such Borrowing Request available to the Borrower by promptly crediting the account of the Borrower maintained with the Lender in Boston, Massachusetts and designated by the Borrower in the applicable Borrowing Request; provided that Revolving Credit Base Rate Loans made to finance the reimbursement of an LC Disbursement under any Letter of Credit shall be retained by the Lender and applied against such LC Disbursement.

     2.6  Termination and Reduction of Commitments.

          (a) Unless previously terminated, the Revolving Credit Commitment shall terminate at the close of business on the Revolving Credit Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitment; provided that (i) each reduction of the Revolving Credit Commitment shall be in an amount that is at least equal to $100,000 or any greater multiple of $10,000, and (ii) the Borrower shall not terminate or reduce (x) the Revolving Credit Commitment if, after giving effect to any concurrent repayment in accordance with Section 2.8 or prepayment in accordance with Section 2.9 of the Loans, the Revolving Credit Exposure would exceed the Revolving Credit Commitment minus the Foreign Exchange Exposure at
                                       -----
such time.

          (c) The Borrower shall notify the Lender of any election to terminate or reduce the Revolving Credit Commitment at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower with respect to any termination or reduction of the Revolving

Credit Commitment shall be irrevocable. Any termination or reduction of the Revolving Credit Commitment shall be permanent.

     2.7 Payments Generally. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or otherwise) prior to 1:00 p.m., Boston, Massachusetts time, on the date when due, in U.S. Dollars in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at such of its offices in Boston, Massachusetts as shall be notified to the relevant parties from time to time. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars. By its execution hereof, the Borrower hereby authorizes the Lender to charge the Borrower's operating and deposit accounts for the purpose of effecting such payments or for the purpose of reimbursing the Lender for any amounts due and payable hereunder.

     2.8  Repayment of Loans; Evidence of Debt.

          (a) The Borrower unconditionally promises to pay to the Lender the then unpaid principal amount of the Revolving Credit Loans on the Revolving Credit Maturity Date. In addition, if following any reduction in the Revolving Credit Commitment or at any other time the Revolving Credit Exposure shall exceed the lesser of (i) the Revolving Credit Commitment minus the Foreign
                                                         -----
Exchange Exposure at such time or (ii) the Availability minus the Foreign
                                                        -----
Exchange Exposure at such time, the Borrower shall first, repay Revolving Credit
                                                   -----
Loans, second, provide cash collateral for Foreign Exchange Exposure and, third,
       ------                                                             -----
provide cover for LC Exposure, in an aggregate amount equal to such excess.

          (b) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder. The entries made in such account or accounts maintained shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (c) Prior to the Closing Date, the Borrower shall prepare, execute and deliver to the Lender, a Revolving Credit Note in the principal amount of the Revolving Credit Loan.

     2.9 Prepayment of Loans. The Borrower shall have the right at any time and from time to time to prepay any Revolving Credit Loan in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section 2.9 and provided that each such prepayment shall be in an amount that is at least equal to $100,000 or any greater multiple of $10,000. The Borrower shall notify the Lender by telephone (confirmed by telecopy) of any prepayment hereunder not later than 1:00 p.m., Boston, Massachusetts time on the date of prepayment of the Loans. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loans to be prepaid. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11(d).

     2.10 Fees.

          (a) Upfront Fee.  The Borrower shall pay to the Lender an upfront fee
              -----------
of $10,000 at or prior to the Closing Date.

          (b) Letter of Credit Fees.  The Borrower shall pay to the Lender with
              ---------------------
respect to any Letter of Credit issued hereunder (i) a fronting fee equal to 0.40% per annum on the face amount of each Letter of Credit; and (ii) the Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. All Letter of Credit fees shall be payable in advance on the date of the issuance or extension of such Letter of Credit and thereafter annually on the anniversary of the date of issuance or extension, provided that any such fees accruing after the date on which the Revolving Credit Commitment terminates shall be payable on demand. Letter of Credit fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) Payment of Fees.  All fees payable hereunder shall be paid on the
              ---------------
dates due, in immediately available funds. Fees paid shall not be refundable under any circumstances, absent manifest error in the determination thereof; provided that if such manifest error shall occur, any such fees paid in error shall be promptly returned to the Borrower.

     2.11 Interest.

          (a) The Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the Adjusted Base Rate minus 1.00%.
                                                    -----

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 0.40%.
                          ----

          (c) Notwithstanding the foregoing, (i) all amounts which are not paid when due shall automatically bear interest until paid in full at the Post-Default Rate, (ii) during the period when any Event of Default of the type described in clauses (g), or (h) of Section 6.1 shall have occurred and be continuing, the principal of all Loans hereunder shall automatically bear interest, after as well as before judgment, at the Post-Default Rate, (iii) if there shall occur and be continuing any Event of Default (other than an Event of Default of the type described in clauses (g) or (h) of Section 6.1), following written notice delivered to the Borrower from the Lender, the principal of all Loans hereunder shall bear interest, after as well as before judgment, at the Post-Default Rate during the period beginning on the later of (x) the date such Event of Default first occurred and (y) the date specified in such notice from the Lender, and ending on the date such Event of Default is cured or waived.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued at the Post-Default Rate shall be payable on demand, (ii) in the event of any repayment or prepayment of any Eurodollar Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest on Revolving Credit Loans shall be payable upon expiration of the Revolving Credit Availability Period.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Adjusted Base Rate at times when the Adjusted Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

     2.12 Alternate Rate of Interest. If, prior to the commencement of any Interest Period for a Eurodollar Borrowing, the Lender determines (which determination shall be conclusive absent manifest error) that (i) adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period, or (ii) the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to the Lender of making or maintaining the Loans included in such Borrowing for such Interest Period; then the Lender shall give notice thereof to the Borrower by telephone or telecopy as promptly as practicable thereafter and, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any such Borrowing to, or continuation of any such Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

     2.13 Increased Costs.

          (a) If any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate), or impose on the Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by the Lender or any Letter of Credit; and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to the Lender of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

          (b) If the Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or Letters of Credit issued by, the Lender, to a level below that which the Lender or the Lender's holding company could have achieved but for such Change in Law (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender's holding company, for any such reduction suffered.

          (c) A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13 shall be delivered to the Borrower and shall be conclusive so long as it reflects a reasonable basis for the calculation of the amounts set forth therein and does not contain any manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Failure or delay on the part of the Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of the Lender's right to demand such compensation.

     2.14 Break Funding Payments.

          (a) In the event of (i) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (iii) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith) then, in any such event, the Borrower shall compensate the Lender for the loss, cost and expense attributable to such event, as determined by the Lender in good faith.

          (b) A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     2.15 Taxes.

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Taxes; provided that if the Borrower shall be required to deduct any Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

          (b) The Borrower shall indemnify the Lender, within 10 days after written demand therefor, for the full amount of any Taxes (other than Excluded Taxes) (including Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) paid by the Lender (and any penalties, interest and reasonable expenses arising therefrom or with respect thereto during the period prior to the Borrower making the payment demanded under this paragraph (b)), whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

          (c) As soon as practicable after any payment of Taxes by the Borrower to a governmental authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.


                                   ARTICLE 3

                        Representations and Warranties

     The Borrower represents and warrants to the Lender that:

     3.1 Organization; Powers. The Borrower been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of organization. The Borrower has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to have such power or authority or to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     3.2 Authorization; Enforceability. The Transactions are within the power and authority of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower. This Agreement and all other Loan Documents have been duly authorized, executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     3.3 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority which has not been obtained, (b) will not violate any applicable law, policy or regulation or the organizational documents of the Borrower or any order of any governmental authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower, or any assets, or give rise to a right thereunder to require any payment to be made by the Borrower, and such violation or default or right to payment would have a Material Adverse Effect, and (d) except for the Liens created by the Collateral Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower.

     3.4  No Material Adverse Change.

          (a) Since January 31, 2001, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower except for changes that effect the semiconductor industry as a whole or changes that have been publicly disclosed by the Borrower.

          (b) As of the date hereof the Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material, except as referred to or reflected or provided for in the Borrower's balance sheet as at the end of the fiscal quarter ended January 31, 2001, or as otherwise permitted pursuant to this Agreement, or as referred to or reflected or provided for in the financial statements provided to the Lender prior to the date hereof.

     3.5 Compliance with Laws and Agreements. The Borrower is in compliance with all laws, regulations, policies and orders of any governmental authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     3.6 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000 the fair market value of the assets of all such underfunded Plans. The Borrower does not have a present intention to terminate any Pension Plan with respect to which the Borrower would incur a cost of more than $25,000 to terminate such Plan, including amounts required to be contributed to fund such Plan on Plan termination and all costs and expenses associated therewith, including without limitation attorneys' and actuaries' fees and expenses in connection with such termination and a reasonable estimate of expenses and settlement or judgment costs and attorneys' fees and expenses in connection with litigation related to such termination.

     3.7 Federal Reserve Regulations. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). The making of the Loans hereunder, the use of the proceeds thereof as contemplated hereby, and the security arrangements contemplated by the Loan Documents, will not violate or be inconsistent with any of the provisions of Regulations T, U, or X of the Board of Governors of the Federal Reserve System.

     3.8 Force Majeure. Since July 31, 2000, the business, properties and other assets of the Borrower have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout or other labor trouble, embargo, sabotage, confiscation, contamination, riot, civil disturbance, activity of armed forces or act of God.

                                   ARTICLE 4

                                  Conditions

     4.1 Closing Date. The obligations of the Lender to fund the Loans, to issue the Letters of Credit and to enter into Foreign Exchange Documents shall not become effective until the date on which each of the following conditions is satisfied (or waived by the Lender in writing):

          (a) Counterparts of Agreement.  The Lender shall have received from
              -------------------------
the Borrower either (i) a counterpart of this Agreement signed by the Borrower or (ii) written evidence satisfactory to the Lender (which may include telecopy transmission of a signed signature page of this Agreement) that the Borrower has signed a counterpart of this Agreement.

          (b) Note.  The Lender shall have received the Revolving Credit Note,
              ----
duly completed and executed.

          (c) Intercreditor Agreement.  The Lender shall have received the
              -----------------------
Intercreditor Agreement, duly executed by the Borrower and SVB.

          (d) Collateral Documents.  The Lender shall have received all the
              --------------------
Collateral Documents, duly executed by each party thereto, together with accurate and complete schedules thereto, and UCC financing statements duly executed by the Borrower with respect to all Collateral, for filing in all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents.

          (e) Lien Search.  The Lender shall have received the results of a
              -----------
recent search, by one or more Persons satisfactory to the Lender, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to the Borrower, together with copies of all such filings disclosed by such search.

          (f) Existence and Good Standing.  The Lender shall have received such
              ---------------------------
documents and certificates as the Lender or Special Counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement, the other Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Lender and Special Counsel.

          (g) Chief Financial Officer Certificate.  The Lender shall have
              -----------------------------------
received a certificate, dated the Closing Date and signed by the chief financial officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.2 at the Closing Date.

          (h)  Merganser Comfort Letter. The Lender shall have received a
               ------------------------
letter, dated on or about the Closing Date and signed by an officer of Merganser, confirming that Merganser will not withdraw funds or securities from the Custodial Account or set off fees owed to Merganser by the Borrower against such funds or securities and that Merganser will not advance any margin or other credit to the Borrower.

          (i)  No Material Adverse Effect. There shall have occurred no Material
               --------------------------
Adverse Effect (in the reasonable opinion of the Lender) or a material adverse effect on the businesses, operations, properties (including tangible properties), or conditions (financial or otherwise), assets, liabilities or income of the Borrower.

          (j)  Opinions of Counsel to the Borrower. The Lender shall have
               -----------------------------------
received (i) a favorable written opinion (addressed to the Lender and dated the Closing Date) of Joseph A. Hedal, general counsel to the Borrower, substantially in the form of Exhibit E annexed hereto and covering such matters relating to
               ---------
the Borrower, this Agreement, the other Loan Documents or the Transactions as the Lender shall reasonably request and (ii) a favorable written opinion (addressed to the Lender and dated the Closing Date) of Bingham Dana, special New York counsel to the Borrower, as to the enforceability of the Control Agreement against the Borrower and the perfection by control of the Lender's security interest in the Custodial Account (and the Borrower hereby requests such counsel to deliver such opinion).

          (k)  Availability Certificate.  The Lender shall have received an
               ------------------------
Availability Certificate setting for the Availability as at the Closing Date.

          (l)  Fees and Expenses. The Lender shall have received all fees and
               -----------------
other amounts due and payable to such Person and Special Counsel at or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

          (m)  Other Documents. The Lender shall have received all material
               ---------------
contracts and such other documents as the Lender or Special Counsel shall have reasonably requested and the same shall be reasonably satisfactory to each of them and Special Counsel.

     4.2 Each Extension of Credit. The obligation of the Lender to make any Loan on the occasion of any Borrowing and to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties of the Borrower set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Borrowing or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be or have been true and correct as of such specific date).

          (b)  No Defaults. At the time of and immediately after giving effect
               -----------
to such Borrowing or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, no Default shall have occurred and be continuing.

     4.3 Foreign Exchange Documents. The obligation of the Lender enter into any Foreign Exchange Obligation shall not be effective unless the Lender shall have received the Foreign Exchange Documents and any other documents and agreement required by the Lender with respect to such Foreign Exchange Obligation duly executed by the Borrower


                                   ARTICLE 5

                                   Covenants

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower and each of the other Credit Parties covenants and agrees with the Lender that:

     5.1 Financial Statements and Other Information. The Borrower will furnish to the Lender:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, consolidated statements of income, retained earnings and cash flows of the Borrower for such fiscal year and the related consolidated (and, if applicable, consolidating) balance sheets of the Borrower as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated (and, if applicable, consolidating) figures for the preceding fiscal year and an opinion of independent certified public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) stating that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Borrower as at the end of, and for, such fiscal year in accordance with GAAP, and

          (b) as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower, consolidated statements of income, retained earnings and cash flows of the Borrower for such fiscal quarter and for the period from the beginning of the respective fiscal year to the end of such fiscal quarter, and the related consolidated (and, if applicable, consolidating) balance sheets of the Borrower as at the end of such period, setting forth in each case in comparative form the corresponding consolidated (and, if applicable, consolidating) figures for the corresponding period in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), and the corresponding figures for the quarterly budget most recently delivered to the Lender for such period and a certificate of a chief financial officer of the Borrower, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Borrower, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the omission of footnotes);

          (c) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (d) as soon as available and in any event within ten (10) days after the end of each month, an Availability Certificate showing the Availability as of such month end;

          (e) as soon as available after the end of each month, a copy of the monthly report issued by Merganser or any other party in connection with the Custodial Account setting for the aggregate principal balance of the financial assets on deposit in such account and a detailed description of each financial asset and all cash on deposit in such account as of such month end and all other reports related to the Custodial Account issued by Merganser or any other Person;

          (f) promptly upon the mailing thereof to the holders of equity interests of the Borrower or the filing thereof with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, copies of all financial statements, regular reports, proxy or other statements and other information so mailed or filed;

          (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower, or compliance with the terms of this Agreement, as the Lender may reasonably request.

     5.2 Notices of Material Events. The Borrower will furnish to the Lender prompt written notice of the following:

          (a)  the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or governmental authority against or affecting the Borrower that could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event related to any Plan of the Borrower or knowledge after due inquiry of any ERISA Event related to a Plan of any other ERISA Affiliate that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $25,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.2 shall be accompanied by a statement of a chief financial officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     5.3 Existence; Conduct of Business. The Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

     5.4 Payment of Obligations. The Borrower will and will cause each of its Subsidiaries to pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower, such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     5.5 Compliance with Laws. The Borrower will and will cause each of its Subsidiaries to comply with (i) all laws, rules, regulations and orders of any governmental authority and (ii) all contractual obligations, in each case applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     5.6 Use of Proceeds. The proceeds of the Loans will be used only for general corporate and working capital purposes of the Borrower. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.

     5.7 ERISA. Except where a failure to comply with any of the following, individually or in the aggregate, would not or could not reasonably be expected to result in a Material Adverse Effect, (i) the Borrower and each ERISA Affiliate will maintain, each Plan of Borrower, the Borrower or ERISA Affiliate in compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and (ii) the Borrower will not, and to the extent they have the authority to do so, will not permit any of their respective ERISA Affiliates, to
(a) engage in any transaction with respect to any Plan which would subject the Borrower to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Pension Plan or (c) fail to make any payments to any Multiemployer Plan required to be made under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

     5.8 Bank Accounts. The Borrower shall maintain its primary domestic operating and deposit accounts with the Lender.

     5.9 Custodial Account. The Borrower will not create, incur, assume or permit to exist any Lien on the Collateral, except for Liens created under the Collateral Documents and the Lien of SVB on the assets on deposit in such account on the date hereof which Lien has been waived by SVB. The Borrower will not deposit in the Custodial Account any proceeds from the sale, exchange, collection or other disposition of any assets of the Borrower which are subject to any Lien, except for Liens created under the Collateral Documents.


                                   ARTICLE 6

                               Events of Default

     6.1  Events of Default.

     If any of the following events ("Events of Default") shall occur:
                                      -----------------

          (a) the Borrower shall fail to pay to the Lender (i) any principal of any Loan or any Reimbursement Obligation in respect of any LC Disbursement, when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, (ii) any interest on any Loan or any Reimbursement Obligation or any fee payable under this Agreement within two Business Days after the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or (iii) any other amount payable under this Agreement or any fee payable under this Agreement or any other Loan Document or any Hedging Agreement (including any Foreign Exchange Obligation) with the Lender, within two Business Days after the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise;

          (b) any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

          (c) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.1, 5.2, 5.6 or 5.9;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (c) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier of
(x) actual knowledge by an officer of the Borrower or (y) notice thereof from the Lender to the Borrower;

          (e) the Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any indebtedness for borrowed money including indebtedness under the SVB Credit Agreement when and as the same shall become due and payable, after giving effect to any grace period with respect thereto;

          (f) any event or condition occurs that results in any indebtedness for borrowed money including indebtedness under the SVB Credit Agreement becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such indebtedness or any trustee or agent on its or their behalf to cause any such indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its or his debts, or of a substantial part of its of his assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its or his assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (i) the Borrower shall become unable, admit in writing or fail generally to pay its debts as they become due;

          (j) a final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower and the same shall not be discharged (or provision shall not be made for such discharge), bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

          (k) an ERISA Event shall have occurred that, in the reasonable opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (l) any of the following shall occur: (i) the Liens created by the Collateral Documents shall at any time (other than by reason of the Lender relinquishing such Lien) cease in any material respect to constitute valid and perfected Liens on the Collateral intended to be covered thereby; (ii) except for expiration in accordance with its respective terms, any Collateral Document shall for whatever reason be terminated, or shall cease to be in full force and effect; or (iii) the enforceability of any Collateral Document shall be contested by the Borrower;

          (m) there shall occur any event or development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

then, and in every such event (other than an event described in clause (g) or (h) of this Section 6.1), and at any time thereafter during the continuance of such event, the Lender may take either or both of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitment, and thereupon the Revolving Credit Commitment shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) exercise any and all of its rights as secured party under the Collateral Documents; and in case of any event described in clause (g) or (h) of this Section 6.1, the Revolving Credit Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the Lender shall be permitted to exercise such rights as a secured party under the Collateral Documents to the extent permitted by applicable law.

                                   ARTICLE 7

                                 Miscellaneous

     7.1 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telephonic facsimile (fax), as follows:

          (a) if to the Borrower, to LTX Corporation, LTX Park at University Avenue Westwood, MA 02090-2306, Attention: Mark Gallenberger, (Fax no. (978) ____-_____) with a copy to ___________________________________, Attention :
___________ (Fax no. (___) ____-_______);

          (b) if to the Lender, to Citizens Bank of Massachusetts, Exchange Place, 8/th/ Floor, 53 State Street, Boston, Massachusetts 02109, Attention:
Technology Lender Group (fax no. (617) 742-9548), with a copy to Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108, Attention: George Ticknor (Fax no. (617) 227-4420).

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     7.2  Waivers; Amendments.

          (a) No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, the issuance of a Letter of Credit or the entry of the Lender into any foreign exchange agreement shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

     7.3  Expenses; Indemnity: Damage Waiver.

          (a)  The Borrower agrees to pay, or reimburse the Lender for paying,
(i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of Special Counsel, in connection with the preparation of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Lender, including the fees, charges and disbursements of any counsel for the Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 7.3, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, and (iv) all Taxes (other than Excluded Taxes) levied by any governmental authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Collateral Document or any other document referred to therein.

          (b) The Borrower agrees to indemnify the Lender and each Related Party of the Lender (each such Person being called an "Indemnitee") against, and
                                                       ----------
hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee and settlement costs, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents, any Hedging Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan, Foreign Exchange Obligation or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (are determined by a court of competent jurisdiction by final and nonappealable judgment to have) resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) To the extent permitted by applicable law, none of the Borrower shall assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan, Foreign Exchange Obligation or Letter of Credit or the use of the proceeds thereof.

          (d) All amounts due under this Section 7.3 shall be payable promptly after written demand therefor.

     7.4  Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) The Lender may at any time and from time to time, without the consent of the Borrower, assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Revolving Credit Commitment and the Loans at the time owing to the Lender).

          (c) The Lender may at any time and from time to time, without the consent of or notice to the Borrower, sell participations to one or more banks or other entities (a "Participant") in all or a portion of the Lender's rights
                      -----------
and obligations under this Agreement (including all or a portion of the Revolving Credit Commitment and the Loans owing to the Lender); provided that
(i) the Lender's obligations under this Agreement shall remain unchanged, and
(ii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement.

          (d) The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release the Lender from any of its obligations hereunder or substitute any such assignee for the Lender as a party hereto.

          (e) The Lender may furnish any information concerning the Borrower or Subsidiary in the possession of the Lender from time to time to assignees and participants (including prospective assignees and participants). In addition, the Lender may furnish any information concerning the Borrower or any of its Subsidiaries or Affiliates in the Lender's possession to any Affiliate of the Lender. The Borrower shall assist the Lender in effectuating any assignment or participation pursuant to this Section 7.4 in whatever manner the Lender reasonably deems necessary, including participation in meetings with prospective transferees.

     7.5 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the other Loan Documents, and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents, shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Credit Commitment has not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14, 2.15, and
7.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitment or the termination of this Agreement, any other Loan Document or Foreign Exchange Document or any provision hereof or thereof.

     7.6 Counterparts; Integration; References to Agreement; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Lender or its counsel constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
Whenever there is a reference in any Collateral Document or UCC Financing Statement to the "Credit Agreement" to which the Lender and the Borrower are parties, such reference shall be deemed to be made to this Agreement among the parties hereto. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     7.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     7.8 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Lender under this Section 7.8 are in addition to any other rights and remedies (including other rights of setoff) which the Lender may have.

     7.9  Governing Law; Jurisdiction; Consent to Service of Process.

          (a) This Agreement shall be construed in accordance with and governed by the law of The Commonwealth of Massachusetts.

          (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Commonwealth of Massachusetts and of the United States District Court for the District of Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Massachusetts court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or Subsidiary or its properties in the courts of any jurisdiction.

          (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section 7.9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

           (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     7.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

     7.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    BORROWER
                                    --------

                                    LTX CORPORATION,
                                      a Massachusetts corporation


                                    By: _______________________________________
                                        Name:  Mark Gallenberger
                                        Title: Vice President and Chief
                                               Financial Officer


                                    LENDER
                                    ------

                                    CITIZENS BANK OF MASSACHUSETTS


                                    By: _______________________________________
                                        Name:  Amy LeBlanc Hackett
                                        Title:  Vice President

                               TABLE OF CONTENTS


                                                                                                  Page
ARTICLE 1         DEFINITIONS......................................................................1
     1.1      Defined Terms........................................................................1
     1.2      Terms Generally......................................................................9
     1.3      Accounting Terms; GAAP...............................................................9

ARTICLE 2         THE CREDITS.....................................................................10
     2.1      Revolving Credit Commitments........................................................10
     2.2      Loans and Borrowings................................................................10
     2.3      Requests for Borrowings; Conversion of Borrowings...................................11
     2.4      Letters of Credit...................................................................12
     2.5      Funding of Borrowings...............................................................13
     2.6      Termination and Reduction of Commitments............................................13
     2.7      Payments Generally..................................................................14
     2.8      Repayment of Loans; Evidence of Debt................................................14
     2.9      Prepayment of Loans.................................................................14
     2.10     Fees................................................................................15
     2.11     Interest............................................................................15
     2.12     Alternate Rate of Interest..........................................................16
     2.13     Increased Costs.....................................................................16
     2.14     Break Funding Payments..............................................................17
     2.15     Taxes...............................................................................17
ARTICLE 3         REPRESENTATIONS AND WARRANTIES..................................................18
     3.1      Organization; Powers................................................................18
     3.2      Authorization; Enforceability.......................................................18
     3.3      Governmental Approvals; No Conflicts................................................18
     3.4      No Material Adverse Change..........................................................19
     3.5      Compliance with Laws and Agreements.................................................19
     3.6      ERISA...............................................................................19
     3.7      Federal Reserve Regulations.........................................................19
     3.8      Force Majeure.......................................................................19
ARTICLE 4         CONDITIONS......................................................................20

                               TABLE OF CONTENTS

                                  (continued)

                                                                                                 Page
     4.1      Closing Date........................................................................20
     4.2      Each Extension of Credit............................................................21
     4.3      Foreign Exchange Documents..........................................................21
ARTICLE 5         COVENANTS.......................................................................22
     5.1      Financial Statements and Other Information..........................................22
     5.2      Notices of Material Events..........................................................23
     5.3      Existence; Conduct of Business......................................................23
     5.4      Payment of Obligations..............................................................23
     5.5      Compliance with Laws................................................................24
     5.6      Use of Proceeds.....................................................................24
     5.7      ERISA...............................................................................24
     5.8      Bank Accounts.......................................................................24
     5.9      Indebtedness........................................................................24
     5.10     Liens...............................................................................25
ARTICLE 6         EVENTS OF DEFAULT...............................................................26
     6.1      Events of Default...................................................................26
ARTICLE 7         MISCELLANEOUS...................................................................28
     7.1      Notices.............................................................................28
     7.2      Waivers; Amendments.................................................................29
     7.3      Expenses; Indemnity: Damage Waiver..................................................29
     7.4      Successors and Assigns..............................................................30
     7.5      Survival............................................................................31
     7.6      Counterparts; Integration; References to Agreement; Effectiveness...................31
     7.7      Severability........................................................................32
     7.8      Right of Setoff.....................................................................32
     7.9      Governing Law; Jurisdiction; Consent to Service of Process..........................32
     7.10     WAIVER OF JURY TRIAL................................................................33
     7.11     Headings............................................................................33

                                    EXHIBITS


Exhibit A                Form of Revolving Credit Note
Exhibit B                Form of Control Agreement
Exhibit C                Form of Investment Property Security Agreement
Exhibit D                Form of Intercreditor Agreement
Exhibit E                Form of Opinion of Borrower's Counsel
Exhibit F                Form of Availability Certificate